Exhibit 10.2

Amendment to Change in Control Agreement

This Amendment to Change in Control Agreement (this “Amendment”) is effective as of the 1st day of December, 2022, by and between Horizon Bank, an Indiana state bank (the “Bank”) and Todd A. Etzler, an employee of Horizon and a resident of the State of Indiana (“Employee”).
Whereas, the Bank and the Employee are parties to that certain Change in Control Agreement dated January 1, 2020, (the “Agreement”) and the parties have agreed to amend certain provisions of the Agreement as set forth in this Amendment.
Now, Therefore, the parties mutually agree as follows:
Section 1.   Amendments. The Bank and the Employee agree as follows:
(a)	The reference to “1.00 times” the Employee’s annual base salary in Section 4(c)(ii) of the Agreement is hereby deleted and replaced with “2.00 times”; and
(b)	The reference to “one (1) year” in Section 9(a) of the Agreement is hereby deleted and replaced with “two years”.
Section 2.   No Other Amendments.  The Bank and the Employee agree that all other terms and conditions of the Agreement remain unchanged and in full force and effect.

/s/ Todd A. Etzler
Todd A. Etzler

Horizon Bank

By: /s/ Craig M. Dwight
Craig M. Dwight, Chief Executive Officer